Exhibit 99.1

The Peoples Holding Company (AMEX: PHC)
P.O. Box 709
Tupelo, MS 38801-0709
Phone: (662) 680-1001
Fax: (662) 680-1234
www.thepeoplesbankandtrust.com

Press Release

For additional information, contact:

Jim Gray
Executive Vice President, Investor Relations & Planning Director
(662) 680-1217

Stuart Johnson
Executive Vice President & Chief Financial Officer
(662) 680-1472

Date:	February 26, 2004

The Peoples Holding Company Declares Dividend

         At the monthly meeting on Tuesday, February 17, 2004, the board of directors of The Peoples Holding Company (AMEX: PHC) approved the payment of a quarterly cash dividend of twenty cents ($.20) per share to be paid April 1, 2004, to shareholders of record March 15, 2004.

        The Peoples Holding Company is the parent of Mississippi’s fourth largest commercial bank headquartered in the state. Through its wholly owned subsidiary, The Peoples Bank & Trust Company, the company is also parent of The Peoples Insurance Agency, Inc. The Peoples Holding Company has assets of approximately $1.4 billion and operates 45 community bank, insurance and financial services offices in 27 north and north central Mississippi cities.